                    FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT

        This FOURTH  AMENDMENT  TO  EMPLOYMENT  AGREEMENT  is by and among Home
Federal Savings  Bank, a federal savings bank ("Employer"), John K. Keach, Jr., a resident of Bartholomew County, Indiana ("Employee"), and Home Federal
Bancorp, an Indiana corporation (the "Holding Company").

                                                W I T N E S S E T H:
                                                -------------------

         WHEREAS, Employer and Employee entered into an Employment Agreement dated as of October 15, 1987 (the "Employment Agreement");

         WHEREAS, Employer and Employee entered into three amendments thereto prior to the date hereof;

         WHEREAS, the parties desire to make certain additional changes to the
Employment Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the parties agree that the Employment Agreement shall be, and it hereby is, amended as follows:

         1.       The introductory language in Section 7 prior to Section 7(A)
                  shall be amended to read as follows:

                  "Subject to the respective continuing obligations of the
                  parties, including but not limited to those set forth in
                  subsections 9(A) and 9(B) hereof, Employee's employment by
                  Employer may be terminated prior to the expiration of the Term of this Agreement as follows:"

         2.       Section 9 shall be amended to read in its entirety as follows:

                  "9.      In order to  induce  Employer  to enter  into this
                           Agreement,  Employee  hereby  agrees as follows:

                    (A)  While Employee is employed by Employer and for a period of three years after termination of such employment for
                         reasons other than those set forth in subsections  7(B)
                         or (C) of this Agreement, Employee shall not divulge or
                         furnish any trade  secrets (as defined in IND.  CODEss.
                         24-2-3-2) of Employer or any  confidential  information
                         acquired by him while  employed by Employer  concerning
                         the  policies,   plans,   procedures  or  customers  of
                         Employer to any person, firm or corporation, other than
                         Employer or upon its written  request,  or use any such
                         trade secret or  confidential  information  directly or
                         indirectly  for  Employee's  own  benefit  or  for  the
                         benefit of any person,  firm or corporation  other than
                         Employer,  since such trade  secrets  and  confidential
                         information  are  confidential  and  shall at all times
                         remain the property of Employer.

                  (B)      If Employee's employment by Employer is
                           terminated for reasons other than those set forth in
                           subsections 7(B) or (C) of this Agreement, Employee
                           will turn over immediately thereafter to Employer all
                           business correspondence, letters, papers, reports,
                           customers' lists, financial statements,credit
                           reports or other confidential  information or
                           documents of Employer or its affiliates in the
                           possession or control of Employee, all of which
                           writings are and will continue to be the sole and
                           exclusive property of Employer or its affiliates.

                  If Employee's employment by Employer is terminated during the
                  Term of this Agreement for reasons set forth in subsections
                  7(B) or (C) of this Agreement, Employee shall have no
                  obligations to Employer with respect to trade secrets or
                  confidential information under this section 9."

         IN WITNESS WHEREOF, the parties have caused the Agreement to be executed and delivered as of the Twenty-seventh day of February, 2001.

                            HOME FEDERAL SAVINGS BANK

                                              HOME FEDERAL SAVINGS BANK

                                              By: /S/   Lawrence E. Welker
                                              -------------------------------
                                               Lawrence E. Welker,
                                               Executive Vice President and
                                               Chief Financial Officer
                                               "EMPLOYER"

                                              HOME FEDERAL BANCORP
                                               By: /S/   Lawrence E. Welker
                                              -------------------------------
                                               Lawrence E. Welker,
                                               Executive Vice President and
                                               Chief Financial Officer
                                               "HOLDING COMPANY"

 By: /S/ John K. Keach, Jr.
 --------------------------
  John K. Keach, Jr.
  "EMPLOYEE"